EXHIBIT 11

RUDDICK CORPORATION
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                            NINE MONTHS ENDED
                                         -----------------------
                                           June 30,    July 2,
                                            1996        1995
                                         ----------- -----------
NET INCOME PER SHARE COMPUTED
AS FOLLOWS:

PRIMARY:
  1.  Net Income                         $31,233,000 $29,875,000
                                         =========== ===========
  2.  Weighted Average Common Shares
       Outstanding                        46,409,279  46,186,990
  3.  Incremental Shares Under
       Stock Options Computed Under
       the Treasury Stock Method Using
       the Average Market Price of
       Issuer's Stock During the Periods     199,720     353,522
  4.  Weighted Average Common Shares and
       Common Equivalent Shares          ----------- -----------
       Outstanding                        46,608,999  46,540,512
                                         =========== ===========
  5.  Net Income Per Share
      (Item 1 divided by Item 4)         $       .67 $       .64
                                         =========== ===========
FULLY DILUTED:
  1.  Net Income                         $31,233,000 $29,875,000
                                         =========== ===========
  2.  Weighted Average Common Shares
       Outstanding                        46,409,279  46,186,990
  3.  Incremental Shares Under
       Stock Options Computed Under
       the Treasury Stock Method Using
       the Higher of the Average or
       Ending Market Price of Issuer's
       Stock at the End of the Periods       227,236     388,748
  4.  Weighted Average Common Shares and
        Common Equivalent Shares         ----------- -----------
        Outstanding                       46,636,515  46,575,738
                                         =========== ===========
  5.  Net Income Per Share
       (Item 1 divided by Item 4)        $       .67 $       .64
                                         =========== ===========